                                                                     Exhibit 5.1

                   [CONNER & WINTERS LETTERHEAD APPEARS HERE]



                                  May 3, 1999


Vintage Petroleum, Inc.
4200 One Williams Center
Tulsa, Oklahoma  74172

     Re:  Vintage Petroleum, Inc.
          Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Vintage Petroleum, Inc., a Delaware corporation (the "Company"), and Vintage Petroleum Capital Trust I, a Delaware business trust (the "Trust"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price of (i) unsecured debt securities of the Company, which may be either senior or subordinated (collectively, the "Debt Securities"), (ii) unsecured junior subordinated debt securities of the Company (the "Junior Subordinated Debt Securities"), (iii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) shares of the Company's common stock, par value $0.005 per share (the "Common Stock"), (v) preferred securities representing preferred undivided beneficial ownership interests in the Trust (the "Preferred Securities"), and (vi) unconditional guarantees by the Company of the obligations of the Trust under the Preferred Securities (the "Guarantee" and, together with the Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Preferred Securities, the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     We have examined (i) the Registration Statement, (ii) the form of Indenture relating to the Debt Securities (the "Indenture") to be executed by the Company and The Chase Manhattan Bank (the "Bank"), as Indenture Trustee, filed as an exhibit to the Registration Statement, (iii) the form of Junior Subordinated Indenture relating to the Junior Subordinated Debt Securities (the "Junior Subordinated Indenture") to be executed by the Company and the Bank, as Junior Subordinated Indenture Trustee, filed as an exhibit to the Registration Statement, and (iv) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by the Company and the Bank, as Guarantee
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Vintage Petroleum, Inc.
May 3, 1999
Page 2


Trustee, filed as an exhibit to the Registration Statement. In addition, we have
(a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Debt Securities proposed to be sold by the Company, when (i) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the Debt Securities, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     2. The Junior Subordinated Debt Securities proposed to be sold by the Company, when (i) the Junior Subordinated Indenture and any supplemental indenture in respect of the Junior Subordinated Debt Securities have been duly executed and delivered, (ii) the terms of the Junior Subordinated Debt Securities have been duly established in accordance with the Junior Subordinated Indenture and any applicable supplemental indenture relating to the Junior Subordinated Debt Securities, and (iii) the Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and any related supplemental indenture in respect of the Junior Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     3. The shares of Preferred Stock proposed to be sold by the Company, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock and such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

     4. The shares of Common Stock proposed to be sold by the Company, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and
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Vintage Petroleum, Inc.
May 3, 1999
Page 3


sale of such shares of Common Stock and such shares of Common Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto will be validly issued, fully paid and non-assessable.

     5. The Guarantee, when the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee and the Preferred Securities have been duly issued and delivered by the Trust as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

     Our opinions set forth in paragraphs 1, 2 and 5 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, we have assumed that the applicable law of the State of New York is the same as the applicable law of the State of Oklahoma of all relevant respects.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Opinions." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Yours very truly,

                                    /s/ CONNER & WINTERS

                                    CONNER & WINTERS,
                                    A Professional Corporation